SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

SONOSITE, INC.
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(Name of Registrant as Specified In Its Charter)

N/A
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
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3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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____________________________________________________________________________________
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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
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      2) Form, Schedule or Registration Statement No.:
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      3) Filing Party:
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      4) Date Filed:

March 15, 2006

Dear Shareholder:

     You are cordially invited to attend the 2006 Annual Meeting of Shareholders of SonoSite, Inc., which will be held on Tuesday, April 25, 2006, at 8:00 a.m., local time, at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904.

     At the annual meeting, you will be asked to consider and vote to elect ten directors to SonoSite’s board of directors and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.

     SONOSITE’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

     You should read carefully the accompanying notice of annual meeting of shareholders and the proxy statement for additional related information.

     To be sure that your shares are properly represented at the meeting, whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote using the telephone or Internet voting procedures described on the proxy card. Your stock will be voted in accordance with the instructions you have given in your proxy. If you attend the annual meeting, you may vote in person if you wish, even though you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Sincerely,

KEVIN M. GOODWIN
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
WE URGE YOU TO VOTE USING TELPHONE OR INTERNET VOTING IF AVAILABLE TO YOU, OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.

SONOSITE, INC.
______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, APRIL 25, 2006
______________________

     We will hold the 2006 Annual Meeting of Shareholders of SonoSite, Inc. at 8:00 a.m., local time, on Tuesday, April 25, 2006, at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904, for the following purposes:

  to elect ten directors to SonoSite’s board of directors to serve until the 2007 annual meeting of shareholders;
  to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006; and
  to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     The board of directors has fixed the close of business on March 8, 2006, as the record date for determining shareholders entitled to notice of and to vote at the annual meeting.

     The directors elected will be the ten candidates receiving the greatest number of votes cast, in person or by proxy, at the annual meeting. The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify appointment of the independent registered public accounting firm.

     You are cordially invited to attend the annual meeting. To ensure your representation at the annual meeting, you are urged to complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote using the telephone or Internet voting procedures described on the proxy card, even if you plan to attend the annual meeting. The shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted, either by returning a proxy for the same shares bearing a later date, filing with the Secretary of SonoSite a written revocation bearing a later date or attending the annual meeting and voting in person.

By Order of the Board of Directors,

KATHRYN SURACE-SMITH
Vice President, General Counsel and Corporate Secretary

Bothell, Washington
March 15, 2006

SONOSITE, INC.
____________________

PROXY STATEMENT
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INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is being furnished to holders of shares of common stock of SonoSite in connection with the solicitation of proxies by our board of directors for use at our 2006 annual meeting of shareholders to be held at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904, at 8:00 a.m., local time, on Tuesday, April 25, 2006. Matters to be considered at the annual meeting are set forth in the accompanying notice of annual meeting of shareholders. It is expected that the notice of annual meeting of shareholders, proxy statement and accompanying form of proxy will be mailed to shareholders on March 22, 2006.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

     Only our shareholders of record at the close of business on March 8, 2006, are entitled to notice of and to vote at the annual meeting. On that date, there were 2,972 shares of common stock outstanding. The number of shareholders of record of our common stock on March 8, 2006 was 16,170,861. This figure does not include the number of shareholders whose shares are held by a broker or clearing agency, but does include each such brokerage house or clearing agency as one holder of record.

REVOCABILITY OF PROXIES

     Shares represented at the annual meeting by properly executed proxies will be voted at the annual meeting and, where the shareholder giving the proxy specifies a choice, the proxy will be voted in accordance with the specification so made. A proxy may be revoked by a shareholder at any time either by:

  filing with the Corporate Secretary of SonoSite, prior to the annual meeting, either a written revocation or a duly executed proxy bearing a later date; or
  attending the annual meeting and voting in person, regardless of whether a proxy has previously been given.

     Presence at the annual meeting will not revoke the shareholder’s proxy unless such shareholder votes in person.

QUORUM AND VOTING

     You will be entitled to one vote per share of common stock that you hold. Action may be taken on a matter submitted to shareholders at the annual meeting only if a quorum exists. The presence, in person or by proxy, of one-third of the outstanding shares of common stock entitled to vote as of the close of business on the record date constitutes a quorum. Abstentions and broker non-votes will count toward establishing a quorum. Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. An abstention occurs when a shareholder withholds such shareholder’s vote by checking the “abstain” box on the proxy card, or when a shareholder present at the meeting does not cast a ballot.

     Under applicable law and SonoSite’s restated articles of incorporation and amended and restated bylaws, if a quorum is present at the annual meeting, the ten nominees for election of directors who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy and entitled to vote shall be elected directors. You are not entitled to cumulative voting rights in the election of directors.

     The affirmative vote of the holders of shares representing a majority of the votes cast at the annual meeting, in person or by proxy, is required to ratify the appointment of the independent registered public accounting firm.

     Because custodians will have discretionary voting authority with respect to election of directors and the ratification of the independent registered public accounting firm, broker non-votes will have no effect with respect to the election of directors or ratification of the appointment of the independent registered public accounting firm. The outcome of these proposals is determined by a majority of votes cast, and abstentions and broker non-votes will have no effect on the outcome because they are not counted as votes cast for or against the proposal. For the same reason, abstentions will have no effect on the proposal to ratify the independent registered public accounting firm.

     Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

  FOR the election of the director nominees listed in this proxy statement;
  FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2006; and

  At the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Voting by Mail

     By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Voting by Telephone

     You may be able to vote by telephone. If so, instructions are included with your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet

     You may be able to vote on the Internet. If so, instructions are included with your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in Person at the Meeting

     If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT

     This proxy statement and the 2005 annual report are available on our Internet site by going to http://www. sonosite.com and clicking on "About Sonosite", then "For Investors". Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save SonoSite the cost of producing and mailing these documents by following the instructions provided on your proxy card or following the instructions provided when you vote over the Internet.

     If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to use to access SonoSite's proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time. You do not have to elect Internet access each year.

HOUSEHOLDING

     We have adopted a procedure called "householding," which has been approved by the Securities and Exchange Commission, or SEC. Under this procedure, a single copy of the annual report and proxy statement will be sent to any household at which two or more shareholders reside. Any one of the shareholders at a shared address may notify Automatic Data Processing, Inc., or ADP, either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, if such shareholder wishes to receive additional copies of this proxy, and ADP will deliver the additional copy promptly after the request. This procedure reduces our printing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

     If you are a shareholder of record and share an address with one or more other shareholders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, or you wish to request delivery of a single copy of our annual reports, proxy statements and other disclosure documents, you can do so by contacting ADP, either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from or added to the householding program within 30 days of receipt of your request.

     A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

SOLICITATION OF PROXIES

     Proxies may be solicited by our directors, officers and regular employees, without payment of any additional compensation to them. Proxies may be solicited in person, by mail or telephone. Any costs relating to such solicitation will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to beneficial owners.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     At the annual meeting, ten directors are to be elected to hold office for a term of one year and, in each case, until his or her successor shall be elected and shall qualify. The board of directors has no reason to believe that any of the nominees listed below will be unable to serve as a director. If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee.

     Unless authority to do so is withheld, the persons named as proxies in the accompanying proxy will vote “FOR” the election of the nominees listed below.

     The following table sets forth the name and age of each nominee for election as a director, the positions and offices held by the nominee with SonoSite and the period during which the nominee has served as a director of SonoSite. On March 7, 2006, Richard S. Schneider, Ph.D. advised SonoSite of his decision to retire from the board of directors for personal reasons. He will not stand for reelection to the board of directors at the 2006 annual meeting of shareholders.

     Kirby L. Cramer has served as our non-executive Chairman of the Board since 1998. Mr. Cramer has served as Chairman Emeritus of Hazleton Laboratories Corporation, a contract biological and chemical research laboratory, which was acquired by a predecessor of Covance Inc. in 1987. From 1968 to 1987, Mr. Cramer served as Chief Executive Officer of Hazleton Laboratories Corporation. He also served as Chairman of Northwestern Trust Company, a private wealth management company, from 1993 until 2002, when it was acquired by Harris Trust Company. In addition to the above, Mr. Cramer serves as non-executive Chairman of Corus Pharma, Inc., a private biotechnology company, and is a member of the board of directors of DJ Orthopedics Corporation, an orthopedic device company, and Cardiometrix Corporation, a medical device company. Mr. Cramer holds a B.A. degree from Northwestern University and a M.B.A. degree from the University of Washington and is a graduate of the Harvard Business School’s Advanced Management Program.

     Carmen L. Diersen joined SonoSite's Board in September 2005. Since 2004, Ms. Diersen has served as the Executive Vice President and Chief Financial Officer of American Medical Systems, a NASDAQ-listed company headquartered in Minneapolis that provides solutions to restore pelvic health. From 1992 to 2004, she held positions of increasing domestic and international responsibility in finance, business development, and general management at Medtronic Inc., including Vice President, Business Development; Vice President, General Manager, Musculoskeletal Tissue Services; Vice President of Finance and Administration and Vice President of Business Development, Americas and Asia Pacific. From 1982 to 1992, she was at Honeywell Inc. Ms. Diersen also serves on the board of directors of Memry Corporation. Ms. Diersen received a B.S. Accounting Degree from the University of North Dakota and an MBA from the University of Minnesota, Carlson School of Management.

     Kevin M. Goodwin has served as our President, Chief Executive Officer and a director since 1998. From 1997 to 1998, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound, Inc.’s handheld systems business group. From 1991 to 1997, Mr. Goodwin served as Vice President and General Manager of ATL Ultrasound’s businesses in Asia, the Pacific and Latin America. From 1987 to August 1991, Mr. Goodwin served in a variety of sales positions at ATL Ultrasound. From 1980 to 1987, Mr. Goodwin served in various management positions with American Hospital Supply, Picker International and Baxter Healthcare Corporation, all medical equipment and supply distributors. Mr. Goodwin holds a B.A. degree from Monmouth College, with an emphasis on hospital management, and attended the Executive Program at the Stanford Graduate School of Business.

     Edward V. Fritzky has served as a director of SonoSite since 1998. Mr. Fritzky served as Chairman of the Board and Chief Executive Officer of Immunex Corporation, a biotechnology company, from 1994 until the merger of Immunex with Amgen Inc. in 2002. From 1992 to 1994, he served as President of Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical and chemical company. Mr. Fritzky was Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, he was an executive at Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company, a pharmaceutical and chemical company. During his tenure at Searle, Mr. Fritzky was Vice President, Marketing for the United States and later President and General Manager of Searle Canada, Inc. Mr. Fritzky also serves on the boards of directors of Geron Corporation, a biopharmaceutical company, and Jacobs Engineering Group, Inc., an engineering and construction services company. Mr. Fritzky holds a B.A. degree from Duquesne University and is a graduate of the Advanced Executive Program at the J.L. Kellogg Graduate School of Management at Northwestern University.

     Steven R. Goldstein, M.D. has served as a director of SonoSite since 1998. Since 1995, he has served as Professor of Obstetrics and Gynecology at New York University School of Medicine. Since 1980, Dr. Goldstein has held various positions as a doctor of Obstetrics and Gynecology at New York University Medical Center, serving as Director of Gynecological Ultrasound since 1994, and as Co-Director of Bone Densitometry for the Department of Obstetrics and Gynecology since 1997. Dr. Goldstein holds an M.D. degree from New York University School of Medicine and completed his residency in Obstetrics and Gynecology at New York University-affiliated hospitals in 1980.

     Paul V. Haack joined SonoSite's Board in February 2006. From 1972 until his retirement in 2005, Mr. Haack practiced as a Certified Public Accountant, and held positions of increasing responsibility at Deloitte and Touche. Most recently Mr. Haack was a senior partner in Chicago serving the United Airlines and Boeing accounts. During his career he also served as lead technical partner in Deloitte’s Northwest and Milwaukee Practices. Mr. Haack received a B.S. Degree in business from the University of Montana.

     Robert G. Hauser, M.D.,F.A.C.C., F.H.R.S. has served as a director of SonoSite since 2004. In 2003-2004 and in 1995-1996, he served as President of the Cardiovascular Services Division of Abbott Northwestern Hospital. Dr. Hauser has been a Senior Consulting Cardiologist at the Minneapolis Heart Institute since 1992. From 1987 to 2003, he was the director of Pacemaker Surveillance Clinic, Minneapolis Heart Institute. From 1988 to 1992, Dr. Hauser served as President and Chief Executive Officer of Cardiac Pacemakers, Inc., a division of Eli Lilly and Company, prior to its merger with Guidant, Inc. Dr. Hauser is a fellow of the American College of Cardiology and a Founder, Past-President and Fellow of the Heart Rhythm Society (NASPE). He received a B.S. degree from the University of Cincinnati and graduated with honors from College of Medicine at University of Cincinnati in 1968.

     William G. Parzybok, Jr. has served as a director of SonoSite since 1998. From 1991 to 1998, Mr. Parzybok was Chairman of the Board and Chief Executive Officer of Fluke Corporation, a manufacturer of electronic test and measurement instruments. From 1984 to 1991, he served as Vice President and General Manager of various groups at Hewlett-Packard Company, a computer hardware and instrument manufacturer. Mr. Parzybok holds B.S. and M.S. degrees from Colorado State University.

     Jeffrey Pfeffer, Ph.D. has served as a director of SonoSite since 1998. He is the Thomas D. Dee II Professor of Organizational Behavior at the Graduate School of Business at Stanford University, where he has been a faculty member since 1979. He also served on the faculty at the University of Illinois and the University of California at Berkeley and served as the Thomas Henry Carroll-Ford Foundation Visiting Professor of Business Administration at Harvard Business School. Dr. Pfeffer is a member of the boards of directors of Audible Magic Corporation, a private internet software company, and Unicru, Inc., a private application service provider of hiring management systems. Dr. Pfeffer holds B.S. and M.S. degrees from Carnegie Mellon University and a Ph.D. degree from Stanford University.

     Jacques Souquet, Ph.D. has served as a director of SonoSite since April 1998. Dr. Souquet is the founder and CEO of SuperSonic Imagine, a French company focused on the early detection and characterization of lesions. Prior to that, Dr. Souquet served as Chief Scientific and Technology Officer of Philips Medical Systems. Before the acquisition of ATL Ultrasound by Philips Medical Systems in 1998, Dr. Souquet served as Chief Technology Officer and Senior Vice President for Product Generation at ATL. Dr. Souquet serves on the board of directors of Median Technologies, a company involved in the development of computer aided detection for medical applications. He also serves on the educational board of Northeastern University in Shenyang, China. Dr. Souquet received a High Engineering Degree from Ecole Superieure d'Electricite of Paris, France, a Ph.D. degree from Orsay University of France in the field of optical memory, and a second Ph.D. degree from Stanford University in the field of new acoustic imaging techniques for medical ultrasound applications and nondestructive testing.

The Board of Directors Unanimously Recommends a Vote "FOR" the Election of the Nominees.

BOARD OF DIRECTORS

DIRECTOR COMPENSATION

     Directors who are employees of SonoSite do not receive any fee for their services as directors. Directors who are not employees of SonoSite are paid an annual retainer of $20,000 plus $1,000 per day for each board of directors meeting attended in person and $500 for each board meeting attended by telephone. Additionally, annual retainers are paid for the following committee chairs: audit committee: $10,000, compensation committee: $6,000, nominating and corporate governance committee: $2,000 and innovation and technology committee: $2,000. Annual retainers are paid for serving as members of the Board committees as follows: audit committee: $5,000, compensation committee: $3,000, nominating and corporate governance committee: $1,000 and innovation and technology committee: $1,000. Any nonemployee director serving as chairperson of the board is paid an additional annual retainer of $20,000. We also reimburse directors for reasonable expenses they incur in attending meetings of the board.

     Directors are eligible to receive options to purchase shares of our common stock under our 1998 Stock Option Plan ("1998 Plan") and 2005 Stock Incentive Plan ("2005 Plan"). Each nonemployee director, including the chairperson, automatically receives an option to purchase 15,000 shares of our common stock on the date of his or her initial election or appointment as director. Each nonemployee director, including the chairperson, thereafter receives an option to purchase 10,000 shares of our common stock immediately following the next year’s annual meeting of shareholders (provided such director did not receive an initial grant upon appointment to the board of directors in that same year), and following each annual meeting of shareholders thereafter for as long as the director serves on our board. All options have an exercise price equal to the fair market value of the common stock on the date of grant. Options vest in full and become exercisable 12 months after the date of grant, assuming a director’s continued service on our board of directors during this time. Options granted under the 1998 Plan expire on the tenth anniversary of the date of grant and options granted under the 2005 Plan expire on the seventh anniversary of the date of grant, subject to earlier termination if a director ceases to be a director. Immediately prior to a merger, consolidation, liquidation or similar reorganization of SonoSite, an option granted under the 1998 Plan or 2005 Plan may be exercised in whole or in part, regardless of whether the vesting schedule for the options has been satisfied.

COMMITTEE MEMBERSHIP AND FUNCTION

     The board of directors has established an executive committee, an audit committee, a compensation committee and a nominating and corporate governance committee. In February 2006, the board of directors established an innovation and technology committee and decided to discontinue the executive committee (in 2005, there were no meetings of the executive committee). Each of these committees is responsible to the board of directors and, except to the extent that sole authority over a particular matter has been granted to such committee, its activities are subject to approval of the board. The functions performed by these committees are summarized below.

Audit Committee

     The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its financial oversight responsibilities. The Committee is governed by an audit committee charter adopted by the board of directors that may be amended by the board of directors at any time, in which case the most current version will be available on our web site at http://www.sonosite.com. The audit committee’s primary duties and responsibilities include:

  Appointing and retaining our independent registered public accounting firm, approving all audit, review and other services to be provided by the independent registered public accounting firm and determining the compensation to be paid for such services;

  Overseeing the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;
  Overseeing the qualifications, independence and performance of our independent registered public accounting firm and internal controls compliance department;
  Providing an avenue of communication, including a meeting summary as part of regular board of directors meetings, among the independent registered public accounting firm, management, the internal controls compliance department, and the board of directors;
  Providing a means for processing complaints and anonymous submissions by employees of concerns regarding accounting or auditing matters; and
  Monitoring compliance with legal and regulatory requirements.

     The members of the audit committee in 2005 were Messrs. Parzybok (chairperson), Cramer, and Fritzky, Dr. Pfeffer and Ms. Diersen, who was appointed to the audit committee in October 2005. Upon joining the board on February 3, 2006, Mr. Haack was appointed to the audit committee. On February 14, 2006, the board of directors appointed Mr. Haack as chairperson of the audit committee, replacing Dr. Pfeffer and Mr. Cramer as committee members effective April 26, 2006. The board of directors has determined that all members of the audit committee meet the independence requirements of both Nasdaq and the SEC. On February 14, 2006, the board of directors designated Mr. Haack to replace Mr. Parzybok as SonoSite's "audit committee financial expert," as defined in Rule 401(h) of Regulation S-K promulgated by the SEC. Mr. Haack's and Mr. Parzybok's biographical summaries are included under "Proposal One: Election of Directors - Nominees.” There were nine audit committee meetings in 2005.

Compensation Committee

     The compensation committee has been delegated by the board of directors to oversee all significant aspects relating to SonoSite's compensation policies and programs, including recommending director and officer compensation. The Committee is governed by a compensation committee charter, adopted by the board of directors, which may be amended by the board of directors at any time, in which case the most current version will be available on our web site at http://www.sonosite.com. The compensation committee’s responsibilities include:

  Reviewing and approving compensation and benefits for directors and our executive officers;
  Administering our incentive compensation and benefits plans;
  Reviewing and approving corporate and individual goals and objectives relevant to the compensation of our officers;
  Evaluating the performance of our executive officers in light of individual and corporate goals and objectives; and
  Making recommendations to the board of directors regarding such matters.

     The members of the compensation committee in 2005 were Drs. Schneider (chairperson), Goldstein, Hauser and Souquet, who replaced Mr. Cramer as a compensation committee member in February 2005. In February 2006, the board of directors appointed Dr. Hauser as the chairperson and Dr. Pfeffer as a compensation committee member, effective April 26, 2006. On March 7, 2006, Dr. Schneider advised SonoSite of his decision to retire from the board of directors for personal reasons. He will serve out his current board and committee term, but will not stand for reelection to the board of directors at the 2006 annual meeting of shareholders. There were five compensation committee meetings in 2005.

Nominating and Corporate Governance Committee

     The nominating and corporate governance committee is appointed by the board of directors to help ensure that the board of directors is appropriately constituted to meet its fiduciary obligations to SonoSite and its shareholders related to monitoring and safeguarding the independence of the board and providing a leadership role in shaping the corporate governance of SonoSite.

     A complete description of the Committee's functions is provided in its written charter, which is accessible via our website at http://www.sonosite.com. The nominating and corporate governance committee’s primary duties and responsibilities include:

  Identifying individuals qualified to become directors and selecting, or recommending that the board of directors select, director nominees for election at our annual meetings of shareholders;
  Overseeing the annual assessment of each director;
  Overseeing the assessment of board of directors committee membership and structure;
  Monitoring the independence of directors under Nasdaq Stock Market listing requirements;
  Reviewing corporate succession plans for the chief executive officer and other officers; and
  Establishing director qualifications and the selection criteria for new directors.

     The members of the nominating and corporate governance committee in 2005 were Messrs. Fritzky (chairperson), Cramer and Parzybok and Dr. Schneider, all of whom are independent directors within the meaning of the Nasdaq Marketplace Rules. In February 2006, the board of directors appointed Ms. Diersen, Mr. Haack and Dr. Pfeffer as members of the nominating and corporate governance committee, replacing Messrs. Cramer and Parzybok and Dr. Schneider, and appointed Ms. Diersen as chairperson effective April 26, 2006. The nominating and corporate governance committee held seven meetings in 2005.

Innovation and Technology Committee

     In February 2006, the board created the innovation and technology committee to oversee and provide counsel to the board of directors and SonoSite management on all matters relating to SonoSite's innovation and technology strategy.

     The members of the innovation and technology committee are Mr. Parzybok (chairperson) and Drs. Goldstein, Hauser, and Souquet. The charter for the innovation and technology committee is currently being developed.

BOARD, COMMITTEE AND ANNUAL MEETING ATTENDANCE

     In 2005, there were six meetings of the board of directors. Each board member attended at least 75% of the aggregate of the meetings of the board and of the committees on which he or she served. All directors attended our 2005 annual meeting of shareholders, excluding Ms. Diersen and Mr. Haack, who were not members of the board of directors at that time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All members of the compensation committee are independent directors, and none of them serve as a member of a compensation committee (or equivalent) or board of directors of any entity that has one or more executive officer serving as a member of our compensation committee or board of directors.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

     The board of directors has determined that each of the following directors is an “independent director” as such term is defined in Marketplace Rule 4350(c)(4) of the National Association of Securities Dealers: Kirby L. Cramer, Carmen L. Diersen, Edward V. Fritzky, Steven R. Goldstein, M.D., Paul V. Haack, Robert G. Hauser, M.D., William G. Parzybok, Jr., Jeffrey Pfeffer, Ph.D., and Jacques Souquet, Ph.D. The board of directors has also determined that each of the members of the board committees meets the independence requirements applicable to committees under the NASD and the Securities and Exchange Commission rules and regulations.

EXECUTIVE SESSIONS

     Our corporate governance principles require that at each board of directors meeting, and at such other times as determined by the chairperson or as required by applicable law, the independent directors shall meet separately in executive session without management present.

DIRECTOR NOMINATION PROCESS

     The nominating and corporate governance committee reviews the skills, characteristics and experience of potential candidates for election to the board and recommends nominees for directors to the full board for approval. As stated in our corporate governance principles posted on our website at www.sonosite.com, among the characteristics to be considered by the nominating and corporate governance committee in evaluating director candidates are professional background, business experience, judgment and integrity, familiarity with the healthcare industry and technical expertise. To the extent practicable, candidates for open director seats are selected on the principle that relevant business and industry experience is beneficial to the board of directors as a whole. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the board of directors and its committees, as well as the nature and time involved in a director's service on other boards.

     The nominating and corporate governance committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the board of directors as a result of a resignation or otherwise, or if the board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee then identifies the desired skills and experience of a new nominee in light of the criteria above.

     In 2005, the nominating and corporate governance committee identified a need to add finance and operational expertise to the board of directors. Current members of the board of directors were polled for suggestions as to individuals meeting the criteria described above. The board of directors retained a third-party search firm to conduct a search to identify qualified individuals. As a result of this process, two new board members were appointed: Carmen L. Diersen in October 2005 and Paul V. Haack in February 2006.

     In accordance with our bylaws and applicable law, recommendations for nominations for directors may be made by any shareholder of record entitled to vote for the election of directors at shareholder meetings held for such purpose. The requirements a shareholder must follow for recommending persons for election as directors are set forth in our bylaws and the section of this proxy statement titled “Deadline for Receipt of Shareholder Proposals for 2007 Annual Meeting.” If a shareholder complies with these procedures for recommending persons for election as directors, the committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the committee’s independent judgment in accordance with the policies and procedures adopted in the committee’s charter, and based upon the same criteria used with respect to candidates selected by the board, will determine whether to recommend the candidates recommended by the shareholders to the board of directors for inclusion in the list of candidates for election as directors at the next shareholder meeting held to elect directors.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The board of directors maintains a process for shareholders to communicate with the board of directors. Shareholders wishing to communicate with the board of directors should send any communication to Corporate Secretary, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full board of directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

CODE OF CONDUCT

     In February 2004, the board of directors adopted a code of conduct to guide our officers, directors and employees in complying with the law and maintaining the highest standards of ethical conduct. All of our employees must carry out their duties in accordance with the policies set forth in the code of conduct and with applicable laws and regulations. The code of conduct also sets forth our procedures for reporting possible wrongdoing to executive management and establishes a confidential procedure for reporting to the audit committee. A copy of the code of conduct can be accessed on the Internet via our website at www.sonosite.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change-in-Control Agreements With our Executive Officers

     We have entered into change-in-control agreements with Messrs. Cox, Garrett, Goodwin, Russell and Schuh, our named executive officers. See “Executive Compensation - Change-in-Control Arrangements.”

Indemnification Agreements

     We have entered into indemnification agreements with our directors and officers, including Messrs. Cox, Garrett, Goodwin, Russell and Schuh, our named executive officers. These agreements require SonoSite to advance fees and expenses incurred by a director or officer in defense of a legal proceeding brought against him or her as a result of actions performed as a director or officer.

     Any future transactions between us and our officers, directors, principal shareholders and their affiliates will be subject to approval by a majority of our board of directors, including a majority of our independent and disinterested directors, and will be on terms that we believe are no less favorable to us than would be available from independent third parties.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     The information contained in the following report of the compensation committee of our board of directors shall not be deemed to be “soliciting material” or “filed” with the SEC except to the extent that SonoSite specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     In 2005, the members of the compensation committee of the board of directors were Richard S. Schneider, Ph.D. (chairperson), Kirby L. Cramer, Steven R. Goldstein, M.D., Robert G. Hauser, M.D., and Jacques Souquet, Ph.D., all of whom are independent nonemployee directors. In February 2005, Dr. Souquet replaced Mr. Cramer on the committee. On February 14, 2006, the board of directors appointed Dr. Hauser as the chairperson and Dr. Pfeffer as a compensation committee member, effective April 26, 2006. On March 7, 2006, Dr. Schneider advised the company of his decision to retire from the board of directors for personal reasons. He will serve out his current board and committee term, but will not stand for reelection to the board of directors at the 2006 annual meeting of shareholders.

     The compensation committee is responsible for SonoSite’s executive compensation program and for administering all stock option plans, including the 1998 Plan and the 2005 Plan, under which stock option grants, restricted stock unit grants and other types of incentive compensation may be made to executive officers. On an annual basis, the compensation committee evaluates the performance and compensation of SonoSite’s executive officers.

COMPENSATION PHILOSOPHY

     Our executive compensation philosophy is based on three key elements. The first is to attract and retain talented executive personnel by paying them market or a premium to market base salary. Offering market or premium to market base salary is designed to provide the executive personnel with the benefits of a stable base compensation that is comparable to what they would receive from most of our competitors. The second element is the variable incentive plan, which aligns company results with executive bonus payments. The third element is to provide executive personnel with a substantial equity position in the form of equity compensation awards. Historically, our equity awards have been stock options, which, along with restricted stock units, we continue to believe appropriately link individual compensation to individual contribution and company performance, and align the executives’ financial interests with those of our shareholders. In light of accounting standard and market practice changes, the committee continues to evaluate whether to structure executive officers' compensation packages to include stock options, restricted stock unit grants or other types of equity awards made available to our officers and employees. In 2005, as part of this process, Sonosite shareholders approved and SonoSite implemented the 2005 Stock Incentive Plan and the 2005 Employee Stock Purchase Plan. In early 2006, the Committee made equity grants to executives, included the named executive officers, that consisted of both stock options and restricted stock units.

ELEMENTS OF EXECUTIVE COMPENSATION

Base Salaries

     In July 2004, the compensation committee hired AON Corporation, a consulting firm, to evaluate our executive officers’ total compensation. In December 2004, based on the consulting firm’s evaluation, and after considering company and individual performance during the previous 18 months, during which base salaries had not been increased, the committee recommended to the board adjustments in base salaries of some of our executive officers. The committee also considered competitive market salaries along with individual and corporate performance in determining the increases. Effective January 1, 2005, Mike Schuh, our Chief Financial Officer, received a 5.2% increase and Brad Garrett, our Chief Operating Officer, received a 6.7% increase. Graham Cox, our Vice President of International Sales, received a 17.6% increase effective upon his promotion in September 2005. The 2005 salaries of the named officers are shown in the “Salary” column of the executive compensation table.

Bonuses

     The SonoSite, Inc. FY2005 Variable Incentive Bonus Plan (the “Plan”), the annual cash bonus plan for 2005, is intended to: (i) enhance shareholder value by promoting strong linkages between employee contributions and company performance; (ii) support achievement of the company's business objectives; and (iii) promote retention of participating employees.

     The payouts under this Plan for each participant were calculated based upon the formula of base salary multiplied by the individual incentive target percentage multiplied by the matrix percentage factor. The matrix percentage factor consists of both a revenue factor and an operating profits factor, weighing slightly higher on operating profits.

     For fiscal year 2005, based on SonoSite's performance, the compensation committee approved executive bonus payments under the Plan, taking into account the bonus pool available. The bonus amounts paid to executive officers with respect to 2005 are shown in the “Bonus” column of the executive compensation table.

Stock Option Grants

     During 2005, no stock options or stock awards were granted to Messrs. Cox, Garrett, Goodwin, Russell and Schuh, our executive officers. In March 2006, the following awards were granted: Mr. Goodwin received 60,000 stock options and 20,000 restricted stock units, Messrs. Garrett, Russell, and Cox received 30,000 stock options and 10,000 restricted stock units, and Mr. Schuh received 18,000 stock options and 6,000 restricted stock units.

Change-in-Control Agreements

     We have entered into change-in-control agreements with Messrs. Cox, Garrett, Goodwin, Russell and Schuh, our named executive officers. See “Executive Compensation--Change-in-Control Arrangements.”

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      In December 2004, the compensation committee recommended a base salary increase for Mr. Goodwin to $350,000 based on company performance and competitive market data provided by the consulting firm that was hired to evaluate our executive compensation. This increase, effective January 1, 2005, reflected a 7.7% increase from Mr. Goodwin's fiscal year 2004 base salary. The committee awarded Mr. Goodwin a 2005 bonus of $300,000 under the Plan, which reflected 143% of his target bonus award. Mr. Goodwin did not receive any equity awards in 2004 or 2005.

INTERNAL REVENUE CODE SECTION 162(m)

     In making compensation decisions affecting the executive officers, the compensation committee considers, and to the extent practicable and to the extent permitted by applicable law, intends to maximize SonoSite's ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for compensation in excess of $1 million paid to our Named Executive Officers. Certain compensation that qualifies under applicable tax regulations as "performance-based" compensation is specifically exempted from this deduction rule. The committee cannot assure that it will be able to fully deduct all amounts of compensation paid to persons who are Named Executive Officers in the future. Further, because the Committee believes it is important to preserve flexibility in designing its compensation programs, it has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The cash compensation that SonoSite paid to each of its executive officers during fiscal year 2005 was below $1,000,000, and the committee believes that stock options granted under the 1998 Plan and 2005 Plan will qualify as “performance-based compensation” pursuant to Section 162(m).

Compensation Committee

RICHARD S. SCHNEIDER, PH.D. (chairperson)
STEVEN R. GOLDSTEIN, M.D.
ROBERT G. HAUSER, M.D.
JACQUES SOUQUET, PH.D.

AUDIT COMMITTEE REPORT

     The information contained in the following report of the audit committee of our board of directors shall not be deemed to be “soliciting material” or “filed” with the SEC except to the extent that SonoSite specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     The audit committee of the board of directors for 2005 was composed of William G. Parzybok, Jr. (chairperson), Kirby L. Cramer, Carmen L. Diersen, Edward V. Fritzky and Jeffrey Pfeffer, Ph.D. Messrs. Parzybok and Fritzky and Dr. Pfeffer served on the audit committee for the entire year of 2005. In February 2005, Mr. Cramer joined the committee and in October 2005, Ms. Diersen joined the committee. Upon joining the board on February 3, 2006, Mr. Haack was appointed to the committee. On February 14, 2006, the board of directors appointed Mr. Haack as chairperson of the audit committee, replacing Dr. Pfeffer and Mr. Cramer as committee members effective April 26, 2006. Our board of directors has determined that all audit committee members are “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Marketplace Rules. The audit committee operates under a written charter, adopted by the board of directors on October 21, 2002, and revised on February 11, 2004 and March 8, 2005. We are in compliance with the listing standards of the National Association of Securities Dealers, Inc. on audit committee charters and composition.

     Our management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for conducting an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the Company’s consolidated financial statements, an opinion on management’s assessment of the effectiveness of internal controls over financial reporting and an opinion on the effectiveness of the Company’s internal controls over financial reporting based on the audit. The audit committee’s responsibility is to monitor and oversee these processes. In addition, the audit committee recommends to the full board of directors the selection of our independent registered public accounting firm.

     In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm. In addition, the members of the audit committee individually reviewed our consolidated financial statements before their filing with the SEC in our periodic reports on Forms 10-Q and 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The audit committee met with representatives of the independent registered public accounting firm, without management present, to discuss the results of its audit, the evaluation of our internal controls and the overall quality of our financial reporting. The audit committee also discussed with the independent registered public accounting firm auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”.

     The audit committee also reviewed with our independent registered public accounting firm, the written disclosures required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of non-audit services with the registered public accounting firm's independence. During 2005, the audit committee pre-approved all audit and non-audit services provided by our independent registered public accounting firm.

     Based on the audit committee’s discussion with management and the independent registered public accounting firm and its review of the representation of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

Audit Committee

WILLIAM G. PARZYBOK, JR. (chairperson)
KIRBY L. CRAMER
CARMEN L. DIERSEN
EDWARD V. FRITZKY
PAUL V. HAACK
JEFFREY PFEFFER, PH.D.

EXECUTIVE OFFICERS

     Our executive officers and their ages as of December 31, 2005, are as follows:

     Kevin M. Goodwin’s biographical summary is included under “Proposal One: Election of Directors—Nominees”.

     Graham D. Cox, Vice President, International, joined SonoSite in 1999. He was promoted from Vice President, Europe, Middle East and Africa to Vice President, International in 2005. Involved with the ultrasound industry since 1978, Mr. Cox worked for ATL Ultrasound, now part of Philips and Acuson, now part of Siemens, prior to joining SonoSite. Based outside of London, Mr. Cox received an electronic engineer education and holds an Executive MBA from the International Management Centers Association.

     Bradley G. Garrett was named chief operating officer in 2003 and oversees product strategy, research and development, manufacturing, regulatory affairs, information technology and customer service. Mr. Garrett joined SonoSite in 2000 as chief customer fulfillment officer, overseeing our manufacturing operations for the Company including contract manufacturing integration. Prior to joining SonoSite, Mr. Garrett was vice president of operations for Laughlin-Wilt Group. From 1995 to 1997, he was vice president of operations for Advanced Input Devices. From 1988-1995, Mr. Garrett served as director of systems operations for ATL Ultrasound, a diagnostic ultrasound manufacturer. Mr. Garrett holds a master’s degree in business administration and a bachelor of arts degree, both from the University of Oregon in Eugene, Oregon.

     Edison C. Russell, Senior Vice President, US Sales, joined SonoSite in 2004. In this role he is responsible for SonoSite's direct sales force and field-based clinical applications team. Other sales related responsibilities include the Enterprise sales team, sales operations, and sales training and development. Prior to joining SonoSite, Mr. Russell had held a number of positions of increasing responsibility in pharmaceutical and biotech companies. Most recently, he was Vice President of Sales for the Specialty Therapeutics Division of Seattle-based Immunex Corporation. Mr. Russell holds a bachelor's degree from the University of San Francisco.

     Michael J. Schuh has served as Vice President, Finance and Chief Financial Officer since 2000, and as Treasurer since 2003. From 2000 to 2002, Mr. Schuh also served as Secretary. Previously, Mr. Schuh was with Leasetec Corporation in Boulder, Colorado for approximately 14 years in a variety of positions including vice president of finance, director of strategic planning and acquisitions, European finance director and corporate controller. He also acted as chief financial officer and chief operating officer of Capital Associates in Lakewood, Colorado. Prior to Leasetec, Mr. Schuh served for four years as senior consultant for Deloitte Haskins & Sells in Denver, Colorado. Mr. Schuh holds a bachelor’s degree in business administration from the University of Wisconsin in Madison, Wisconsin.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following summary compensation table sets forth information regarding compensation earned during 2005, 2004, and 2003 by our chief executive officer and the four highest compensated executive officers other than the chief executive officer whose salary and bonus exceeded $100,000 in 2005.

OPTION GRANTS IN 2005

     No stock options were granted to our executive officers named in the summary compensation table above during the year ended December 31, 2005.

OPTION EXERCISES IN 2005 AND YEAR-END VALUES

     The following table sets forth information regarding the net value realized on the exercise of options during 2005 and the value of outstanding options at December 31, 2005 by our executive officers named in the summary compensation table above.

STOCK PLANS

1998 Plan and 2005 Plan

     Stock options are granted to provide a long-term incentive opportunity that is directly linked to increases in shareholder value. Under the 1998 Plan, generally, our options are granted with an exercise price at least equal to the market value of the common stock on the date of grant and have 10-year terms. Options granted prior to October 22, 2002 are generally exercisable in 25% annual increments beginning one year from the date of grant. In October 2002, the compensation committee recommended to the board, and the board approved, a change in the vesting schedule for employee option grants in order to make the terms of our options consistent with prevailing market practice. Beginning on October 22, 2002, initial options granted to new employees vest and become exercisable 25% on the one-year anniversary of the date of hire, and then vest approximately 2% monthly thereafter, with the options becoming 100% vested and exercisable four years from the employee’s date of hire. Option grants made to employees who have been employed by us for at least one year and have already received an initial option grant, vest approximately 2% per month, commencing one month from the date of grant, with 100% vested and exercisable four years from the date of grant. The compensation committee considers the performance of the officers during the past year when determining the amount of options to be granted to them.

     On April 26, 2005, SonoSite's shareholders approved the 2005 Plan, which is administered by the compensation committee of the board of directors of SonoSite, and allows for the award of stock options, stock awards and cash awards to officers, employees, consultants and non-employee directors of SonoSite. Subject to adjustment upon the occurrence of any stock split, stock dividend, merger, combination of shares or similar change to the capital structure of SonoSite, the total number of shares available for issuance under the 2005 Plan is 1,300,000 shares of SonoSite's common stock. No employee may be granted, in any calendar year, options or other stock awards covering more than 250,000 shares of SonoSite's common stock, except that, in connection with his or her initial employment with SonoSite, an employee may be granted awards covering up to an additional 250,000 shares of SonoSite's common stock. Stock options granted under this plan are granted with an exercise price at least equal to the market value of the common stock on the date of grant and have a 7-year term. Options are generally exercisable monthly over 36 months, beginning the one month anniversary following the date of grant with 100% vested and exercisable 3 years from the date of grant. Restricted stock units under this plan generally vest 100% on the 3-year anniversary of the date of grant.

2005 Employee Stock Purchase Plan

     On April 26, 2005, SonoSite's shareholders approved the SonoSite, Inc. 2005 Employee Stock Purchase Plan (the "ESPP Plan"). The ESPP Plan, which is administered by the Compensation Committee of the board of directors of SonoSite, allows for officers and employees of SonoSite to purchase common stock of SonoSite through payroll deductions of up to 15% of a participant’s eligible compensation. Shares of common stock are purchased under the ESPP Plan at a discount to the market price of the shares equal to 85% of the lower of the fair market value of SonoSite’s common stock on the first date of each six-month offering period or the last date of each six-month offering period. Subject to adjustment upon the occurrence of any stock split, stock dividend, merger, combination of shares or similar change to the capital structure of the Company, the total number of shares available for issuance under the ESPP Plan is 1,000,000 shares of SonoSite's common stock.

CHANGE-IN-CONTROL ARRANGEMENTS

Change-in-Control Agreements

     We have entered into change-in-control agreements with each of the named executive officers. These agreements are substantially similar to each other.

     Upon a change in control, during the term of the agreement and as long as the executive continues to be employed, the executive will receive an annual base salary that is no less than the annual base salary in effect immediately before the change in control and an annual bonus equal to at least the average of the three annual bonuses paid to the executive in the three years prior to the change in control. The executive also will be entitled to continue participating in our employee benefit and welfare benefit plans and programs.

     Following a change in control, if the executive is terminated for cause or due to the expiration of his or her change-in-control agreement, or if he or she terminates employment for reasons other than for good reason (as defined in the agreement), the executive will receive only his or her salary and any accrued benefits for the period of service prior to such termination or expiration.

     Following a change in control, if the executive’s employment is terminated for any reason other than death or disability, or any reason other than for cause, or if the executive terminates his or her employment for good reason, the executive will receive:

  severance payments equal to two times the sum of (i) the executive’s annual base salary in effect immediately prior to the date of the change in control or the date of termination, whichever salary is higher, unless the executive is a part-time employee on the date of termination, in which case the executive’s annual base salary in effect on the date of termination will be paid, and (ii) a payment equal to the percentage of the executive’s annual base salary to be paid under clause (i) above that was paid as a bonus for the fiscal year ended immediately prior to the change in control or, if no bonus was paid in the prior year or if the termination occurred prior to the determination of such percentage, a payment of 10% of the annual base salary to be paid under clause (i);

  a payment equal to the amount of any accrued benefits prior to the date of termination; and

  life, disability, health and dental insurance benefits, at our expense, for a period of one year after the date of termination or a payment, at our option, equal to the cost of such benefits for this one-yea period.

     The agreement also provides for payments to the executive if the executive, following a change in control, suffers a disability while employed by us and provides for payments to the executive’s estate if the executive dies while employed by us.

     Each agreement provides for an initial term of two years, with automatic renewal for successive two-year terms on each annual anniversary date of the agreement, unless earlier terminated. If a change in control (as defined in the agreements) occurs, however, each agreement will expire two years after the change in control, unless earlier terminated. Each agreement may be earlier terminated:

  prior to a change in control, by us upon 30 days’ prior written notice, so long as a change in control does not occur prior to the termination date set forth in the notice;

  prior to a change in control, by the executive upon 30 days’ prior written notice, whether or not a change in control occurs prior to the termination date set forth in the notice; and

  after a change in control, by us or the executive upon 30 days prior written notice.

1998 Plan and 2005 Plan

     Under the 1998 Plan (and under our Management Incentive Compensation Plan, which incorporates the terms of the 1998 Plan with respect to stock options) and 2005 Plan, upon a change in control each outstanding option will automatically become exercisable in full for the total remaining number of shares covered by the option. In addition, during the 90-day period following a change in control, an optionee may choose to receive cash equal to the difference between the exercise price of the option and the fair market value of a share of common stock of SonoSite as determined pursuant to the 1998 Plan, in lieu of exercising the option and paying the option price. All restrictions on shares of restricted stock, if any are granted under the 1998 Plan or 2005 Plan, will lapse upon a change in control. These acceleration provisions apply to all outstanding options issued to all employees.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on shares of SonoSite’s common stock with the cumulative total return of the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers Stocks Index for the period beginning on December 31, 2000, and ending on December 31, 2005.

     Assumes $100 invested in shares of SonoSite’s common stock, the Nasdaq National Market, U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index, with all dividends reinvested. Stock prices shown above for the common stock are historical and not indicative of future price performances.

OWNERSHIP OF SONOSITE STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Except as otherwise noted, the following table summarizes information regarding the beneficial ownership of our outstanding common stock as of February 15, 2006, for:

  each person or group that we know owns more than 5% of the common stock, each of our directors,

  each of our executive officers named in the summary compensation table, and all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. As of February 15, 2006, 15,899,239 shares of common stock were issued and outstanding. The officers and directors in the following table can be reached at our principal offices.

(1)	Based on publicly available information as of December 31, 2005.

(2)	Kopp Investment Advisors, LLC is wholly owned by Kopp Holding Company, LLC, which is controlled by LeRoy C. Kopp though Kopp Holding Company.

(3)	Has sole voting and investment power over such shares. Such shares are held by the following entities in the respective amounts listed: AIM Advisors, Inc., 760,259; AIM Capital Management, Inc., 157,596; INVESCO Taiwan Limited, 6,400 and Stein Roe Investment Counsel, Inc., 6.

(4)	Includes 145,415 shares held by clients of Brown Investment Advisory and Trust Company, to which Brown Advisory Holdings Incorporated is a parent holding company, and 651,484 shares owned by clients of Brown Investment Advisory Incorporated, a wholly-owned subsidiary of Brown Investment Advisory and Trust Company.

(5)	Includes 260,239 shares subject to options exercisable within 60 days of February 15, 2006 and 10,602 shares held in individual retirement accounts.

(6)	Includes 116,979 shares subject to options exercisable within 60 days of February 15, 2006 and 1,000 shares held in an individual retirement account.

(7)	Includes 80,000 shares subject to options exercisable within 60 days of February 15, 2006 and 2,000 shares held by Mr. Cramer’s spouse.

(8)	Includes 62,166 shares subject to options exercisable within 60 days of February 15, 2006.

(9)	Includes 75,792 shares subject to options exercisable within 60 days of February 15, 2006.

(10)	Includes 60,000 shares subject to options exercisable within 60 days of February 15, 2006.

(11)	Includes 60,000 shares subject to options exercisable within 60 days of February 15, 2006.

(12)	Includes 60,000 shares subject to options exercisable within 60 days of February 15, 2006.

(13)	Includes 50,000 shares subject to options exercisable within 60 days of February 15, 2006.

(14)	Includes 45,000 shares subject to options exercisable within 60 days of February 15, 2006.

(15)	Includes 15,000 shares subject to options exercisable within 60 days of February 15, 2006.

(16)	Includes 10,936 shares subject to options exercisable within 60 days of February 15, 2006.

(17)	Includes 6,666 shares subject to options exercisable within 60 days of February 15, 2006.

(18)	Includes 901,778 shares subject to options exercisable within 60 days of February 15, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no forms were required for those persons, we believe that during the 2005 fiscal year, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF KPMG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     KPMG LLP has been recommended by the audit committee of the board of directors for reappointment as our independent registered public accounting firm. KPMG LLP has been our independent registered public accounting firm since 1998. The firm is registered with the Public Company Accounting Oversight Board. The board of directors has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.

     Shareholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the appointment of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of SonoSite and its shareholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG LLP.

     A representative of KPMG LLP is expected to be present at the annual meeting and will have the opportunity to make a statement, if the representative so desires. The representative will be available to respond to appropriate questions from shareholders.

The Board of Directors Unanimously Recommends a Vote "FOR" the Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm.

FEE DISCLOSURES

     The following chart shows the aggregate KPMG LLP fees for professional services in the named categories for the years ended December 31, 2005 and December 31, 2004:

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     The audit committee’s charter provides that the committee meet and pre-approve all audit services and all permissible non-audit services to be performed for SonoSite by its independent registered public accounting firm. Our audit committee has determined that KPMG LLP’s rendering of all other non-audit services is compatible with maintaining auditor independence.

OTHER BUSINESS

     The board of directors does not intend to present any business at the annual meeting other than as set forth in the accompanying notice of annual meeting of shareholders and has no present knowledge that any others intend to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

DEADLINE FOR RECEIPT OF
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     Shareholder proposals intended for inclusion in the proxy materials for our 2007 annual meeting must be received by us no later than November 22, 2006 (the anniversary date of this year’s proxy mailing minus 120 days).

     Pursuant to our bylaws, shareholders intending to present a proposal that will not be included in the proxy materials must give written notice of the proposal to us no fewer than 90 days prior to the date of the 2007 annual meeting. If our 2007 annual meeting is scheduled for a date earlier than the first Tuesday in May, however, such notice must be given within ten days after our first public disclosure of the scheduled meeting date. Such proposals should be directed to the Corporate Secretary, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021-3904.

ANNUAL REPORT AND FORM 10-K

     A copy of our combined annual report to shareholders and annual report on Form 10-K for the year ended December 31, 2005 accompanies this proxy statement. If you did not receive a copy, you may obtain one without charge by writing or calling Investor Relations, SonoSite, Inc., 21919 30th Drive S.E., Bothell, Washington 98021-3904, (425) 951-1200.

By Order of the Board of Directors

KATHRYN SURACE-SMITH
Vice President, General Counsel and Corporate Secretary

Bothell, Washington
March 15, 2006

     Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or vote using the telephone or Internet voting procedures described on the proxy card. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the annual meeting.

SONOSITE, INC.
C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SonoSite, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SONSI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SONOSITE, INC.

The board of directors recommends a vote "FOR" the nominees.

1.	Election of 10 directors Nominees 01) Kirby L. Cramer 02) Carmen L. Dierson 03) Kevin M. Goodwin 04) Edward V. Fritzky 05) Steven R. Goldstein, M.D.	06) Paul V. Haack 07) Robert G. Hauser, M.D. 08) William G. Parzybok, Jr. 09) Jeffrey Pfeffer, Ph.D. 10) Jacques Souquet, Ph.D.			For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote, mark "For All Except" and write the nominee's nameon the line below.

The board of directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as independent registered public accounting firm. Vote On Proposal								For	Against	Abstain

2.	Ratification of appointment of independent registered public accounting firm							☐	☐	☐

Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If the shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household			☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SONOSITE, INC.

This Proxy is solicited by the Board of Directors for the
Annual Meeting of Shareholders – April 25, 2006

The undersigned hereby appoint(s) Kevin M. Goodwin, Michael J. Schuh and Kathryn Surace-Smith and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of SonoSite, Inc., held of record by the undersigned on March 8, 2006, at the annual meeting of shareholders of SonoSite to be held at SonoSite’s principal executive offices at 21919 30th Drive S.E., Bothell, Washington 98021-3904 at 8:00 a.m. on Tuesday, April 25, 2006, with authority to vote upon the matters listed on the reverse side and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.